Exhibit 99.1

                DRI Corporation Announces Engagement of
               Investment Bank Morgan Joseph & Co. Inc.

      Investment Bank to Assist DRI With Wide Range of Strategic,
                      Financial and M&A Services


    DALLAS--(BUSINESS WIRE)--August 10, 2007--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today it has engaged the investment banking firm of Morgan Joseph & Co. Inc., based in New York City, to render strategic and financial advisory services for the Company.

    Today's announcement follows DRI's June 12, 2007, announcement that management was investigating the implementation or acceleration of additional actions that may help the Company increase shareholder value.

    "After extensive review, I am confident that Morgan Joseph is a great fit for DRI. Their experience and capabilities are well known on Wall Street, and they have transaction expertise in DRI's type of technology, market, and business. As we proceed with our strategic planning for the coming three years, they will be involved. As profitability unfolds and we turn our attention to the longer term, we will continue assessing how to deliver improved shareholder value. Morgan Joseph should be a great asset to the Company in that process," David L. Turney, the Company's Chairman, President, and Chief Executive Officer, said.

    ABOUT MORGAN JOSEPH & CO. INC.

    Morgan Joseph & Co. Inc. is a full service investment banking firm headquartered at 600 Fifth Avenue in New York City. It has 140 employees and seven offices in seven cities dedicated to serving middle market companies. The firm's primary focus is on providing financial advisory and capital raising services in the U.S., Asia and Europe. Its services include mergers and acquisitions advice, restructuring advice, private placements and public offerings of debt and equity. For its institutional investor clients, Morgan Joseph provides a full range of sales and execution services, including equity research and specialized reports. For more information, go to www.morganjoseph.com.

    ABOUT THE COMPANY

    DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the expected benefits of the Company's new relationship with Morgan Joseph & Co., Inc., including the effect of this relationship on the Company's future strategic plans, as well as statements that contain words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," or "preliminarily." These forward looking statements are subject to risks and uncertainties, including the risks and uncertainties that the Company's relationship with Morgan Joseph & Co, Inc., will not have the expected beneficial impact on the Company or on its future strategic goals, as well as the risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.


    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             DRI Corporation
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com